UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harley-Davidson, Inc. (the “Company”) announced that Judson C. Green, a member of the Company’s Board of Directors (the “Board”), will be resigning from the Board effective October 31, 2011. Barry K. Allen, Chairman of the Board, commended Mr. Green for his significant contributions to the Company since 2004, stating: “On behalf of the entire Board, I want to thank Judson for his incredible service to the Company and its shareholders, employees, dealers and customers. Judson’s global business acumen, insight and unique understanding of iconic brands have been invaluable in guiding Harley-Davidson and we wish him all the best.”

The Board has acted to decrease the size of the Board from thirteen persons to twelve persons effective upon Mr. Green’s resignation from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: October 27, 2011	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary